AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 28, 2011

Registration No. 333-___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STATEWIDE LIFE & HEALTH, INC.

(Exact name of issuer as specified in its charter)

Florida	6411	45-2570967
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

1489 Palmetto Park Rd., Suite 467

Boca Raton, FL 33486
(888) 404-7770
(Address and telephone number of principal executive offices)

1489 Palmetto Park Rd., Suite 467

Boca Raton, FL 33486
(561) 756-8680

(Address of principal place of business or intended

principal place of business)

Warren K. Trowbridge, Chief Executive Officer

1489 Palmetto Park Rd., Suite 467

Boca Raton, FL 33486
(561) 756-8680

(561) 769-8667 (fax)

 (Name, address and telephone number of agent for service)

Copies to:

Charles B. Pearlman, Esq.

Quintairos, Prieto, Wood & Boyer, P.A.

One East Broward Blvd., Suite 1400

Fort Lauderdale, Florida 33301

(954) 523-7008

(954) 523-7009 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of large accelerated filer, accelerated filer, and smaller reporting company in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Units, each consisting of one share of Common Stock, $0.001 par value and one Warrant	8,000,000	$0.05	$400,000	$45.85
Common Stock included as part of the Units	8,000,000	—	— (2)
Warrants included as part of the Units	8,000,000	—	— (2)
Common Stock underlying Warrants	8,000,000	$0.10	$800,000	$91.68
Total Registration Fee				$137.52

———————

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) under the Securities Act of 1933.

(2)

No fee pursuant to Rule 457(g)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION DATED DECEMBER 28, 2011

STATEWIDE LIFE & HEALTH, INC.

8,000,000 Units

Each Unit Consisting of
One Share of Common Stock
and One Warrant

Statewide life & Health, Inc. (the “Company”) is offering, as its initial public offering, up to 8,000,000 units (the “Unit”), each Unit consisting of one share of common stock and one warrant at the purchase price of $0.05 per Unit. The warrants are exercisable at $0.10 per share for a period of three years. The Units will be offered at $0.05 per Unit for the duration of the offering. The minimum subscription is $10,000 or 200,000 Units. This is a best efforts offering. No minimum sale is required, and there is no minimum offering. There is no escrow or trust or deposit account for investor funds, and the proceeds may be utilized by Statewide Life & Health, Inc. in its discretion. This means that your funds will never be returned, whether we are successful in selling all of the Units in the offering or not. This offering will terminate upon the sale of all of the Units or $400,000, whichever comes first. The offering is being self-underwritten through our executive officers who will not receive any commissions or proceeds for selling Units on our behalf.

As of the date of this prospectus there is no trading market in our Units, common stock or warrants (collectively, “Securities”), and we cannot assure you that a trading market will develop. Our Securities are not currently listed on any national securities exchange, the NASDAQ Stock Market or the OTC Bulletin Board. There is no guarantee that our Securities will ever trade on the OTC Bulletin Board or other exchange.

The Units offered are speculative and involve a high degree of risk. See Risk Factors on page 4 to read about factors you should consider before buying the Units.

	Offering Price(1)	Commissions or Fees	Proceeds to Us(2)
Per Unit	$0.05	$—	$0.05
Maximum	$400,000	$—	$400,000

———————

(1)

This offering is self-underwritten by our executive officers in reliance on Rule 3a4-1 which means that no commission or fees will be paid.

(2)

We have incurred approximately $40,000 of expenses, including legal and accounting expenses.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2011

TABLE OF CONTENTS

PAGE NO.

PROSPECTUS SUMMARY

1

SUMMARY FINANCIAL DATA

4

RISK FACTORS

5

FORWARD-LOOKING STATEMENTS

11

USE OF PROCEEDS

12

DETERMINATION OF OFFERING PRICE

12

CAPITALIZATION

13

DILUTION

14

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

15

BUSINESS

16

DESCRIPTION OF PROPERTIES

18

LEGAL PROCEEDINGS

18

MANAGEMENT

19

EXECUTIVE COMPENSATION

21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

22

DESCRIPTION OF SECURITIES

23

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

24

THE OFFERING

25

PLAN OF DISTRIBUTION

27

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

28

INTEREST OF NAMED EXPERTS AND COUNSEL

28

LEGAL MATTERS

28

EXPERTS

28

WHERE YOU CAN FIND MORE INFORMATION

29

INDEX TO FINANCIAL STATEMENTS

F-1

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the RISK FACTORS section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms Statewide Life & Health, Inc., we, us, or our, refer to Statewide Life & Health, Inc. and its subsidiaries.

Business Summary

The Company was incorporated on May 3, 2011, under the laws of the State of Florida with its principal office located at 1489 West Palmetto Park Road, Suite 467, Boca Raton, Florida 33486. The telephone number is 561-756-8680 and the Company’s principal website is www.StatewideLifeandHealth.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus.

The Company presently operates through its two wholly owned subsidiaries, Statewide Insurance Marketing LLC (“SIM”) and Statewide Health and Life, LLC (“SHL”). Both are independent insurance agencies (collectively, the “Agencies”), with SHL marketing and selling life insurance products throughout Florida and SIM selling health insurance products in Florida as well as in 28 other states. These insurance products are marketed and sold by the Agencies pursuant to General Agency Agreements with insurance companies and Insurance Marketing Organizations. At September 30, 2011, the Company operated through its wholly owned subsidiary, SIM and its related party, Statewide Life and Health Agency, Inc. (“SLH”). Subsequent to September 30, 2011, SLH was merged into SIM and SHL was organized as an additional wholly owned subsidiary of the Company.

Insurance products marketed and sold by SHL include:

•

Life Insurance

•

No Exam Term Insurance

•

Universal Life Insurance

•

Life Insurance and Living Benefits Insurance

•

Underwritten Term Insurance

•

Annuities

Insurance products marketed and sold by SIM include:

•

Sick or Injured (Disability) Insurance

•

Critical, Chronic and Terminal Illness Insurance

•

Health Insurance

•

Long Term Care Insurance

The Company seeks to deliver affordable, cost-effective family and business insurance solutions that are driven by a total commitment to customer service. The business of the Agencies is regulated in Florida by the Florida Department of Financial Services Office of Insurance Regulation. The Agencies are also subject to regulation in each of the states in which they conduct business.

There is currently no public market for our Units, Common Stock or Warrants (collectively, the “Securities”).

As with any investment, there are certain risks involved in this offering. All potential investors should consult their own tax, legal and investment advisors prior to making any decision regarding this offering. The purchase of the Securities is highly speculative and involves a high degree of risk, including, but not necessarily limited to, the Risk Factors described herein. Any person who cannot afford the loss of their entire investment should not purchase the Securities.

The Offering

Securities being offered by the Company:

We are offering 8,000,000 Units, each Unit consisting of one share of our Common Stock, $0.001 par value, and one Warrant. The Units are separable 60 days after the effective date of this registration statement.

Offering Price per Unit:	We are offering the Units at $0.05 per Unit.
Common stock outstanding before the offering:	38,000,000 Shares are currently issued and outstanding.
Common stock to be outstanding after the offering(1)	46,000,000 Shares will be issued and outstanding assuming the sale of the maximum Units offered hereby.
Use of proceeds	We will use the proceeds from this offering for marketing, advertising, corporate salaries and working capital, including the costs of this offering.
Risk Factors	The purchase of our Securities involves a high degree of risk. You should carefully review and consider Risk Factors beginning on page 4.
Terms of the Offering:	Our executive officers will sell the Units upon effectiveness of this registration statement on a “best efforts” basis.
Exercise Price of Warrants:	$0.10 per Share.
Exercise Period of Warrants:

The Warrants will be exercisable beginning six (6) months from the closing of the offering as long as at the time of the exercise a prospectus relating to the Shares issuable upon exercise of the Warrants is current.

Redemption of Warrants:

Once the Warrants become exercisable, we may redeem the Warrants:

•

In whole and not in part;

•

At a price of $0.01 per Warrant;

•

If, and only if, the last sale price of our Common Stock equals or exceeds $0.50 per share for any 20 trading days within a 30 trading day period ending on the third business day before we send the notice of redemption to the Warrant Holders.

We will not redeem the Warrants unless an effective registration statement covering the Common Stock issuable upon exercise of the Warrants is current and available throughout the 30-day redemption period.

Risk Factors	The purchase of our Securities involves a high degree of risk. You should carefully review and consider Risk Factors beginning on page 4.

———————

(1)

Does not include an additional 8,000,000 shares issuable upon exercise of the Warrants.

Forward-Looking Statements

This prospectus contains forward-looking statements that address, among other things, our strategy to develop our business, projected capital expenditures, liquidity, and our development of additional revenue sources. The forward-looking statements are based on our current expectations and are subject to risks, uncertainties and assumptions. We base these forward-looking statements on information currently available to us, and we assume no obligation to update them. Our actual results may differ materially from the results anticipated in these forward-looking statements, due to various factors.

SUMMARY FINANCIAL DATA

In the table below, we provide you with historical summary consolidated financial information for the period of inception to September 30, 2011, derived from our audited consolidated financial statements included elsewhere in this prospectus. Historical results are not necessarily indicative of the results that may be expected for any future period. When you read this historical summary consolidated financial information, you should also consider the historical financial statements and related notes, and the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Statements of Operations Data:

Inception to September 30, 2011

Revenues	$14,418
Cost of Goods sold	$-0-
Gross profit	$14,418
Total operating expenses	$608,563
Net Loss	$604,835

Balance Sheet Data:

As of September 30, 2011

Total assets	$504,632
Total liabilities	$745,148
Working capital	$(315,653)
Shareholders' Equity	$(240,516)

Capitalization:

The following tables set forth our capitalization as of September 30, 2011. The tables should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.

Long-term debt	—
Current Liabilities	$745,000
Shareholders' equity:
Common stock; $0.001 par value; 100,000,000 shares authorized; 30,000,000 shares issued and outstanding(1)	30,000
Members Capital Account	$234,980
Additional paid-in capital	$99,339
Accumulated deficit	(604,835)
Total shareholders’ equity	$(240,516)

Total liabilities and shareholders equity	$504,632

———————

(1)

Does not give effect to the issuance of 8,000,000 shares on October 31, 2011 or shares issuable on conversion of the outstanding convertible note.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled Information Regarding Forward Looking Statements. If any of the following risks actually occur, the Company’s business, financial condition or results of operations could be materially adversely affected, the value of the Company common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

Limited Operating History

The Company was formed on May 3, 2011, and accordingly has a very limited history of operation. There can be no assurance that the Company will be able to successfully provide services at the level anticipated by the Company. For these and other unforeseeable factors, there can be no assurance that the Company will achieve or sustain profitable operations.

No Assurance of Profit

There is no assurance as to whether the Company will be profitable or will be able to return any investment funds, to make interest payments, or to meet its operating expenses and debt service, if any. From inception we have operated at a loss and at September 30, 2011, we had accumulated loss of $604,835. As a result of our limited operating history and the nature of the market in which we compete, it is difficult to forecast revenues or earnings accurately.

Dependence on Management

The Management of the Company makes all decisions with respect to the Company's operations and assets and the day-to-day management of the Company. As a result, the success of the Company for the foreseeable future will depend largely upon the ability of management. While the members of our management are subject to employment agreements, there is no assurance that they will remain with us for the term of the agreements.

Prospective investors are hereby advised that the success of previous projects undertaken by the Company's management and affiliates cannot be construed as a guarantee of the success of the venture outlined herein.

We may not be successful in finding or marketing new issuance products.

We currently market certain life and health insurance products. New types of life and health insurance products are developed from time to time. While we may wish to market these products, we will need to enter into General Agency Agreements with insurance companies or Insurance Marketing Organizations. If we are unable to enter into these agreements, we may be limited in the insurance products that we market and sell.

Failure to retain and attract qualified personnel could harm our business.

Our success depends on our ability to attract, train and retain qualified personnel. Competition for qualified personnel is intense and we may not be able to hire sufficient personnel to support the anticipated growth of our business.

Our management has limited experience as a reporting company.

Our management team may not successfully or efficiently manage our transition to a reporting company subject to significant regulatory oversight and reporting obligations under federal securities laws. In particular, these new obligations will require substantial attention from our executive officers and may divert their attention from day-to-day management of our business which would materially and adversely impact our business operations.

Achievement of Investment Goals and Objectives

All investments in the Company risk the loss of capital. While the Company's management believes that its experience and relationships will moderate this risk to some degree, no representation is made that the Company's project will be successful.

Changes in Applicable Law and Regulations

The Company must comply with various legal requirements, including but not limited to requirements imposed by the state and federal securities laws, and state and federal laws, regulations, and licenses specifically related to the insurance industry. Should any of those legal requirements change, the legal requirements to which the Company and its shareholders may be subject could differ materially from current requirements.

Future Capital Needs; Uncertainty of Additional Funding

The Company currently anticipates that the maximum net proceeds of the Offering will be sufficient to meet its development and marketing efforts and other working capital requirements through the first stages of its business development plan. Future capital may be required to expand the Company’s business. The Company believes that it can fund the majority of the planned expansion through retained earnings, but there is no guarantee that additional funding will not be needed. Therefore, the Company may need to raise additional funds to sustain and expand its sales, marketing and development activities. Adequate funds may not be available to the Company.

Many of the Company’s competitors have:

•

longer operating histories;

•

larger customer bases;

•

greater name recognition and longer relationships with clients; and

•

significantly greater financial, technical, marketing, public relations and managerial resources than the Company.

Competitors may develop or offer products and services that provide significant performance, price or other advantages over the services and products offered by the Company. If the Company fails to gain market share or loses existing market share, its financial condition, operating results and business could be adversely affected and the value of the investment in the Company could be reduced significantly. The Company may not have the financial resources, marketing, or support capabilities to compete successfully.

Risk Factors Inherent in the Insurance Marketing and Sales Industry

THE FOLLOWING RISK FACTORS UNIQUE TO OUR INDUSTRY SHOULD BE CAREFULLY CONSIDERED IN EVALUATING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY.

Volatility or declines in premiums or other adverse trends in the insurance industry may seriously undermine The Company’s profitability.

The Company derives its revenue from commissions. The Company does not determine the insurance premiums on which its commissions are generally based. Moreover, insurance premiums are cyclical in nature and may vary widely based on market conditions. Because of these market cycles for insurance product pricing, which the Company cannot predict or control, its revenues and profitability can be volatile or remain depressed for significant periods of time.

As traditional risk-bearing insurance companies continue to outsource the production of premium revenue to non-affiliated brokers or agents such as the Company, those insurance companies may seek to reduce further their expenses by reducing the commission rates payable to insurance agents or brokers. The reduction of these commission rates, along with general volatility and/or declines in premiums, may significantly affect the Company’s profitability. Because the Company does not determine the timing or extent of premium pricing changes, the Company cannot accurately forecast its commission revenues, including whether they will significantly decline. As a result, the Company’s budgets for future acquisitions, capital expenditures, dividend payments, loan repayments and other expenditures may have to be adjusted to account for unexpected changes in revenues, and any decreases in premium rates may adversely affect the results of its operations.

In addition, there have been and may continue to be various trends in the insurance industry toward alternative insurance markets including, among other things, greater levels of self-insurance, and non-insurance capital markets-based solutions to traditional insurance.

The Company faces significant competitive pressures in each of its businesses.

The insurance agency business, particularly in the life and health categories in which the Company is engaged, is highly competitive and there are many insurance brokerage and service organizations as well as individuals who actively compete with the Company in one or more areas of its business. The Company competes with many firms that are as large as or significantly larger than the Company, in terms of revenues, in the life and health insurance brokerage markets. In addition, there are various other competing firms that operate nationally or that are strong in a particular region or locality and may have, in that region or locality, an office that is as large as or larger than, in terms of revenues, the particular local office of the Company. The Company believes that the primary factors determining its competitive position with other organizations in its industry are the quality of the services rendered and the overall costs to its clients. Losing business to competitors offering similar products at lower prices or having other competitive advantages would adversely affect the Company’s business.

In addition, the increase in competition due to new legislative or industry developments could adversely affect the Company. These developments include:

•

The selling of insurance by insurance companies directly to insured’s without the involvement of a broker or other intermediary;

•

Changes in the Company’s business compensation model as a result of regulatory developments;

•

The establishment of programs by Federal and state governments to provide health insurance which compete with, or completely replace, insurance products offered by insurance carriers;

•

An increase in competition from new market participants such as banks, accounting firms and consulting firms offering risk management or insurance brokerage services; and

•

New competition as a result of these or other competitive or industry developments could cause the demand for the Company’s products and services to change, which could in turn adversely affect the Company’s results of operations and financial condition.

Government Regulation

The Company’s insurance sales operations and its employees are subject to regulation by county, state and federal governments, and governmental agencies. Failure to obtain regulatory approvals and licenses or delays in obtaining regulatory approvals and licenses by the Company, its agents and contractors, or other persons or entities employed by the Company, could adversely affect the Company's ability to complete development, marketing and/or promotion on time or at all, which could adversely impact the Company's ability to generate revenues or profits. Although the Company does not anticipate problems satisfying any of the regulations involved, the Company cannot foresee the possibility of new regulations, which could adversely affect the business of the Company. The Company anticipates that all regulatory approvals required will be granted. Violations by the Company and/or its agents and contractors, and/or non-compliance with such regulations and approvals, may adversely affect the Company's ability to complete its projects, may subject the Company to fines and or other monetary penalties, and could adversely affect the Company's ability to conduct its business as intended.

Our ability to succeed depends on our ability to grow our business and achieve profitability.

Our future growth and profitability will depend upon a number of factors, including, but not limited to:

•

Our ability to manage costs;

•

The increasing level of competition in the insurance agency industry;

•

Our ability to maintain sufficient production capacity for our products;

•

The efficiency and effectiveness of our sales and marketing efforts in building product and brand awareness;

•

Our ability to identify and respond successfully to emerging trends in the insurance industry;

•

The level of consumer acceptance of our products;

•

Regulatory compliance costs; and

•

General economic conditions and consumer confidence.

We may not be successful in executing our growth strategy, and even if we achieve targeted growth, we may not be able to sustain profitability. Failure to successfully execute any material part of our growth strategy would significantly impair our future growth and our ability to attract and sustain investments in our business.

Our General Agency Agreements may be changed or terminated.

We market and sell our insurance products pursuant to General Agency Agreements with insurance companies and Insurance Marketing Organizations (IMOs). The termination of these agreements or material modification of the agreements could aversely affect our business. There is no assurance that we could enter into General Agency Agreements with other insurance companies or IMOs.

Risks Related to this Offering

The Company arbitrarily determined the offering price and terms of the Securities offered through this Prospectus.

The price of the Units has been arbitrarily determined and bears no relationship to the assets or book value of the Company, or other customary investment criteria. No independent counsel or appraiser has been retained to value the Units, and no assurance can be made that the offering price is in fact reflective of the underlying value of the Securities offered hereunder. Each prospective investor is therefore urged to consult with his or her own legal counsel and tax advisors as to the offering price and terms of the Securities offered hereunder.

The Securities are an illiquid investment and transferability of the Securities is subject to significant restriction.

There is presently no market for the Units, Common Stock or Warrants, and we cannot be certain that a public market will become available, or that there will be sufficient liquidity to allow for sale or transferability of the Securities within the near future. Therefore, the purchase of the Securities must be considered a long-term investment acceptable only for prospective investors who are willing and can afford to accept and bear the substantial risk of the investment for an indefinite period of time. There is not a public market for the resale of the Securities. A prospective investor, therefore, may not be able to liquidate its investment, even in the event of an emergency, and Securities may not be acceptable as collateral for a loan.

Our Securities are subject to the U.S. Penny Stock Rules and investors who purchase our shares may have difficulty re-selling their shares as the liquidity of the market for our Securities may be adversely affected by the impact of the Penny Stock Rules.

Assuming a market for our Securities, our stock will be subject to U.S. Penny Stock rules, which may make the Securities more difficult to trade on the open market. Our Units, common shares or warrants are not currently traded on the OTCBB, but it is the Company’s plan that the common shares and warrants be quoted on the OTCBB. A penny stock is generally defined by regulations of the U.S. Securities and Exchange Commission (SEC) as an equity security with a market price of less than US$5.00 per share. However, an equity security with a market price under US$5.00 will not be considered a penny stock if it fits within any of the following exceptions:

(i)

the equity security is listed on NASDAQ or a national securities exchange;

(ii)

the issuer of the equity security has been in continuous operation for less than three years, and either has (a) net tangible assets of at least US$5,000,000, or (b) average annual revenue of at least US$6,000,000; or

(iii)

the issuer of the equity security has been in continuous operation for more than three years, and has net tangible assets of at least US$2,000,000.

Our common stock does not currently fit into any of the above exceptions. If an investor buys or sells a penny stock, SEC regulations require that the investor receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock and warrants will be subject to Rule 15g-9 of the Exchange Act, which relates to non-NASDAQ and non-exchange listed securities. Under this rule, broker/dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share.

Shares eligible for sale could negatively affect our stock price.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock or the perception that these sales could occur. This might also make it more difficult for us to raise funds through the issuance of securities. As of September 30, 2011, we had 30,000,000 issued and outstanding shares of common stock of which our officers and directors and principal shareholder (James Palladino) hold or control 26,200,000 shares of common stock. These shares may be sold pursuant to Rule 144 commencing May 2012. Additional shares were issued in October 2011. The sale of any of these shares could have a negative effect on our stock price.

Shares eligible for sale or convertible into shares in the future could negatively affect our stock price and dilute shareholders.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock or the perception that these sales could occur. This might also make it more difficult for us to raise funds through the issuance of securities. As of September 30, 2011, we have $690,000 of convertible notes outstanding (increased to $880,000 subsequent to September 30) which notes are convertible into common stock at $0.50 per share.

Warrants may not be exercisable.

While we are registering the Common Stock issuable upon exercise of the Warrants under the Securities Act, there is no assurance that we will maintain an effective registration statement at the time you wish to exercise our Warrants. In that event, you will not be able to exercise your Warrant.

Our management and principal shareholders in the aggregate, own or control approximately 52% of our outstanding common shares and as majority shareholders, are able to control voting on issues and actions that may not be beneficial or desired by other shareholders.

As of the date of this registration statement, our officers, directors and principal shareholder (exclusive of shares held by minor children and their family members) own approximately 52% of the issued and outstanding common stock. Accordingly, our officers, directors and principal shareholders control 52% of the issued and outstanding shares and as such could elect all directors, and dissolve, merge or sell our assets or otherwise direct our affairs. This concentration of ownership may have the effect of delaying, deferring or preventing a change in control; impede a merger, consolidation, takeover or other business combination involving the Company, which, in turn, could depress the market price of our common stock.

Due to factors beyond our control, our stock price may be volatile.

Any of the following factors could affect the market price of our common stock:

•

Our failure to increase revenue in each succeeding quarter;

•

Our failure to achieve and maintain profitability;

•

Our failure to meet our revenue and earnings guidance;

•

The loss of distribution relationships;

•

The sale of a large amount of common stock by our shareholders;

•

Our announcement of a pending or completed acquisition or our failure to complete a proposed acquisition;

•

Adverse court ruling or regulatory action;

•

Our failure to meet financial analysts’ performance expectations;

•

Changes in earnings or loss estimates and recommendations by financial analysts;

•

Changes in market valuations of similar companies

•

Short selling activities;

•

Actual or anticipated variations in our quarterly or in our forecasted results of operations; or

•

Announcements by us, or our competitors, of significant contracts, acquisitions, commercial relationships, joint ventures or capital commitments.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this Registration Statement that are not historical facts are forward-looking statements which can be identified by the use of terminology such as estimates, projects, plans, believes, expects, anticipates, intends, or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Registration Statement, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•

our ability to attract and retain management;

•

our growth strategies;

•

anticipated trends in our business;

•

our future results of operations;

•

our ability to make or develop and maintain General Agency Arrangements;

•

our liquidity and ability to finance our product development, marketing and advertising activities;

•

the timing, cost and research for proposed products;

•

the impact of government regulation;

•

estimates regarding future net revenues;

•

planned capital expenditures (including the amount and nature thereof);

•

our financial position, business strategy and other plans and objectives for future operations;

•

competition;

•

the ability of our management team to execute its plans to meet its goals;

•

general economic conditions, whether nationally or in the regional and local market areas in which we are doing business, that may be less favorable than expected; and

•

other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors that may negatively impact our businesses, operations and pricing.

All written and oral forward-looking statements made in connection with this Form S-1 that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of the shares of common stock (after payment of expenses of this offering, including legal and accounting fees) that we are offering will be approximately $360,000, assuming an initial public offering price of $0.05 per share.

The planned use of proceeds is as follows:

Corporate salaries:

$100,000

Marketing and Advertising:

$145,000

Working Capital:

$115,000

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise a maximum of $400,000 in this offering. The offering price bears no relationship to our assets, earnings, book value or other criteria of value. Among the factors we considered were:

•

our lack of operating history;

•

The proceeds to be raised by the offering;

•

The amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholder; and,

•

Our relative cash requirements.

In the event we raise substantially less than the maximum proceeds, we will expend the proceeds in the order set forth above, and seek additional funding from our shareholders or other sources of financing.

Pending use of the proceeds as described above, we intend to invest the proceeds in highly liquid cash equivalents or United States government securities.

Some of the other principal purposes of this offering are to create a public market for our common stock. A public market for our common stock and warrants will facilitate future access to public equity markets and enhance our ability to use our common stock as a means of attracting and retaining key employees and as consideration for acquisitions or strategic transactions. Depending on the future demand for our products and the pace at which we expand our capacity, we may seek to raise additional capital to fund our overall expansion.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2011, and on a pro forma basis giving effect to the sale of the maximum shares.

	As of September 30, 2011
	Actual	Pro Forma (Unaudited)

Cash and Cash Equivalents	$234,953	$594,953

Stockholders’ Equity (Deficit):
Common Stock, par value $.001, 100,000,000 shares authorized, 30,000,000 shares issued and outstanding, actual; 100,000,000 shares authorized pro forma and pro forma as adjusted, 38,000,000 shares issued and outstanding, pro forma(1)	30,000	38,000

Members Capital Account	234,980	234,980
Additional Paid-in Capital	99,339	99,339
Deficit accumulated during the development stage	(604,835)	(604,835)

Total Stockholders’ Equity (Deficit)	(240,516)	119,484

Total Capitalization	504,632	704,632

———————

(1)

Does not give effect to the issuance of 8,000,000 shares of common stock on October 31, 2011.

DILUTION

As of September 30, 2011, we had a net tangible book value of $(240,516) or $(0.008) per share of common stock, based upon 30,000,000 shares of common stock outstanding on such date.

Dilution in net tangible book value per share to new investors in this offering represents the difference between the amount per share paid by purchasers of 8,000,000 shares of common stock in this offering and the pro forma net tangible book value per share of common stock immediately after the completion of this offering, assuming the sale of all of the shares in this offering. After giving effect to the sale of the shares of common stock offered by us in this offering at a public offering price of $0.05 per share, the price set forth on the cover page of this prospectus, and after deducting the estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2011 would have been $119,484, or $0.003 per share of common stock. This represents an immediate increase in pro forma net tangible book value of $0.005 per share to existing stockholders and an immediate dilution of $0.047 per share to new investors in our common stock. The following table illustrates this dilution on a per share basis.

Initial public offering price per share	$0.05
Tangible book value per share as of September 30, 2011 before giving effect to this offering	$(0.008)
Increase in pro forma net tangible book value per share attributed to new investors purchasing shares in this offering	$0.005

Pro forma as adjusted net tangible book value per share after giving effect to this offering	$0.003

Dilution per share to new investors in this offering	$0.047

The following table summarizes, on a pro forma as adjusted basis as of September 30, 2011 and after giving effect to the issuance of 8,000,000 shares of common stock and (ii) the offering, in each case based on an initial public offering price of $0.05 per share, the differences between existing stockholders and new investors with respect to the number of shares of Common Stock purchased from us, the total consideration paid to us and the average price per share paid:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percent	Amount (in thousands)	Percent
Existing Stockholders	30,000,000	79%	$30,000	8%	$0.001

New Public Investors	8,000,000	21%	370,000	92%	$0.05
Total	38,000,000	100%	$400,000	100%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read together with the consolidated financial statements and related notes that are included elsewhere in this prospectus. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under Risk Factors or in other parts of this prospectus.

We are a development stage corporation and have had revenues of $14,418 since our inception on May 3, 2011.

Plan of Operation

Assuming we raise the maximum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months. If we raise less than the maximum proceeds, we may need additional financing. We will not be conducting any product research or development. We do not expect to purchase any significant equipment. It is likely that we will have an increase in the number of employees during the next 12 months.

Upon completion of our public offering, our goal is to expand our operations. We intend to accomplish the foregoing through the following milestones:

•

Complete our public offering.

•

Increase our marketing and promotion

•

Increase the number of agents

•

Increase the type of products that we market and sell

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in development stage operations and have generated limited revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available to us on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to our existing shareholders.

Results of operations

From Inception on May 3, 2011 to September 30, 2011

During this period we commenced our business operations, hired employees, and engaged professional services. Our revenues since inception are $14,418, and our loss since inception is $604,835. Our operating expenses included; $23,013 for sales and marketing; $554,207 for administrative expenses, including $219,257 for payroll expenses and $337,950 for other administrative expenses and $29,083 for general expenses.

Liquidity and capital resources

To meet our need for operating cash to expand our business operations we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand our operations but we cannot guarantee that we will be profitable in our operations. If we are unable to successfully attract customers to utilize our insurance products and services, we may exhaust the proceeds from this offering and will need to find alternative sources, including a second public offering, a private placement of securities, or loans from our officers or others in order for us to continue our operations. At present, we have not made any arrangements to raise additional capital, other than through this offering.

Our principal shareholders have provided financing to the Company. There is no assurance that they will provide additional financing if needed by us. If we need additional capital and cannot raise it we will either have to suspend operations until we do raise the capital or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

As of September 30, 2011, our total assets were $504,632 and our total liabilities were $745,148. We also had cash and cash equivalents of $234,953.

BUSINESS

Background

The Company, Statewide Life & Health, Inc., a development stage company, was incorporated under the laws of the State of Florida in May 2011 to market and sell insurance products through its wholly owned subsidiaries. In July 2011, the Company organized Statewide Insurance Marketing LLC (“SIM”), as its wholly owned subsidiary, to market and sell health insurance products. In May 2011, Statewide Life and Health Agency LLC (“SLH”) was organized by Diana Palladino, a director of the Company, to market and sell life insurance products. Pursuant to a Plan of Merger dated December 8, 2011, SLH was merged into SIM and the business of SLH was wound down. In November 2011, the Company established Statewide Health and Life Agency, LLC (“SHL”) as a wholly owned subsidiary to market and sell life insurance products.

Organization

The Company operates through its two wholly owned subsidiaries, Statewide Insurance Marketing LLC (“SIM”) and Statewide Health and Life, LLC (“SHL”), which was organized subsequent to September 30, 2011. SIM and SHL may collectively be referred to as the “Agencies”. SIM markets and sells health insurance products and SHL markets and sells life insurance products. These insurance products are marketed and sold by the Agencies pursuant to General Agency Agreements with insurance companies and Insurance Marketing Organizations. We are currently authorized providers to sell life and health insurance products in Florida. We are also authorized to sell health insurance products in 28 other states, including Alabama, Alaska, Arizona, Georgia, Illinois, Indiana, Iowa, Kentucky, Louisiana, Michigan, Mississippi, Missouri, Nebraska, Nevada, North Carolina, Ohio, Pennsylvania, South Carolina, South Dakota, Tennessee and Texas.

We seek to deliver affordable, cost effective family and business insurance solutions that is driven by a total commitment to client services. We believe that a key to our becoming successful will be a knowledgeable staff of agents, together with a complete package of products, services and providers with which to mix and match individual client needs.

We currently have a marketing and sales staff of more than 35 licensed agents, 20 of whom work out of our principal office in Boca Raton, Florida and the balance in home offices through the state of Florida. Most of the agents are licensed to market and sell both life and health insurance products.

Corporate Information

Our executive offices are located at 1489 Palmetto Park Road, Suite 467, Boca Raton, Florida 33486; our telephone number is 561-756-8680. Our website is located at www.statewidelifeandhealth.com. Information on our website is not part of this registration statement.

Focus of our Business

We are focused on growing our business through the development of:

•

Knowledgeable and qualified staff and agents who can empathize with our clients’ needs and circumstances

•

Insurance products that meet or exceed the expectation of our clients and that are affordable, available and understandable

•

Delivering insurance policies on time with minimal errors

•

A commitment to an annual insurance review for all of our clients

We stress to our agents and clients the importance of good communication to ensure that the purchased policy provides the proper coverage. Our approach is to look comprehensively at the clients’ risks to help them develop a plan to minimize those risks. We call that “Risk Management Done Better.”

Statewide Health and Life Agency LLC

General

Statewide Health and Life Agency LLC (“SHL”) is engaged in the marketing and sale of life insurance products throughout the state of Florida. These life insurance products include, no exam term insurance, universal life insurance, life insurance and living benefits insurance and underwritten term insurance.

General Agency Agreements

The SHL products are marketed and sold pursuant to General Agency Agreements with Universal Insurance Services. and United Home Life. These agreements are non-exclusive and are generally for a one year term, which, unless terminated, automatically renew for additional periods of one year. The agreements also establish the commission to be paid upon the sale of the provider’s products, which commission is paid to the Agency.

Sales

SHL sales are conducted by its more than 35 agents who, with the exception of 15 agents located throughout Florida in home offices, are located at our corporate office. Sales are made by telephone or face to face. All of the SHL agents are licensed in the State of Florida. We have a vigorous training program for all of our agents in both Agencies and each agent is required to execute a non-disclosure and confidentiality agreement. The SHL agents are independent contractors who are paid a base draw and receive a portion of the Agencies’ commission on the sale of the life insurance products. The agents do not receive any commission on the renewal of the life insurance policies.

Marketing

We have initially relied on advertisements in our local newspaper, listings in the Yellow Pages, and word of mouth. However, we have implemented new ways to put our name in front of the public. We have set out several criteria for our marketing campaign that include:

•

All advertising has to emphasize our differentiation points rather than price.

•

We must sell the Company, not the product. In spite of some companies' efforts to minimize the importance of the agent, our clients still identify with the agent, not the insurance company.

•

We must improve and increase our contacts with our clients.

In addition, we have used Comcast as a sales tool for paid promotion, awareness and positioning. Comcast Spotlight in Florida gives advertisers the opportunity to reach consumers within a one to 100 mile radius of their business. Comcast Spotlight sells advertising solutions over distinct selling zones in Miami-Fort Lauderdale and in West Palm Beach. By purchasing specific zones, we can reach our target audiences within close proximity of their business or home and with messages specific to the agents in each zone.

Besides the paid advertising to Comcast, we have engaged in the following:

•

We are developing academic White Papers on such topics as the Importance of a Personal Insurance Agent to your Insurance Purchase and Claims Needs. We will use these papers as our base for primarily print media (secondarily broadcast) news and business coverage/promotion.

•

We will use this same information in development of print collateral for agents to distribute and use as call to action when people want more information after seeing paid promotions or press coverage.

•

We are developing a comprehensive web site that promotes SHL products and services including calculators for insurance budgeting needs of our customers.

•

We are developing a process to get SHL on the first page of search results in all categories relating to our products and services.

•

Our agents and corporate office are heavily involved in community events throughout the state, resulting in both good will and corporate exposure.

Statewide Insurance Marketing LLC

General

Statewide Insurance Marketing LLC (“SIM”) is engaged in the marketing and sale of health insurance products throughout the state of Florida as well as in 28 other states, including Alabama, Alaska, Arizona, Georgia, Illinois, Indiana, Iowa, Kentucky, Louisiana, Michigan, Mississippi, Missouri, Nebraska, Nevada, North Carolina, Ohio, Pennsylvania, South Carolina, South Dakota, Tennessee and Texas. These health products include sick or injured (disability) insurance, long term care insurance and basic health care insurance. The Agency does not market and sell any Medicare insurance products.

General Agency Agreements

The SIM products are marketed and sold pursuant to General Agency Agreements with Patriot Health, Inc., Time Insurance Company and Homeland Healthcare, Inc. As with the SHL General Agency Agreements, these agreements are non-exclusive and are generally for a one year term, which, unless terminated, renew for additional one year periods. They also establish the commission schedule which is paid to the Agency.

Sales

SIM sales are conducted by more than 20 agents who are located at our corporate offices. Sales are made by telephone or online. All of the SIM agents are licensed in the State of Florida as well as 28 other states. Unlike the SHL agents, there are no face to face sales. The SIM agents are independent contractors who are paid a base draw and receive a flat fee on the sale of the health products. The agents do not receive any commission on the renewals of the health policies.

Marketing

While the SHL agency markets its products through different channels of advertising and promotion, the marketing of the SIM products is based upon the purchase of leads and an out-bound and in-bound call center. The health agents utilize the call center which identifies prospective purchasers and manages new business and scheduling for our agents.

The call center manages, deploys and accounts for each and every lead it generates, assuring that compliance issues are met. The call center utilizes our proprietary user interface so that the agents at the call center can sit with scripts to generate leads. Once a lead is identified, it is sent electronically together with the background information on the lead and then distributed to our agents.

DESCRIPTION OF PROPERTIES

Our corporate offices are located at 1489 Palmetto Park Road, Suite 467, Boca Raton, Florida 33486. The Company is the lessee or sub lessee of approximately 2,500 square feet of office space pursuant to three leases. The monthly rent is $5,225. The leases may be terminated upon 30 days prior written notice. It is anticipated that we will need additional space as we continue our growth.

LEGAL PROCEEDINGS

We are currently not subject to any material proceedings.

MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information regarding our executive officers and directors as of the date of this registration statement Directors are elected annually and serve until the next annual meeting of shareholders or until their successors are elected and qualify. Officers are elected by our board of directors and their terms of office are at the discretion of the Board.

The name, address, age and position of our officers and directors are forth below:

Name and Address(1)	Age	Positions

Warren K. Trowbridge	60	President, Chief Executive Officer, Chief Financial Officer and Chairman
Diana Palladino	45	Director
Mary Jo Thiboult	48	Vice President, Secretary, Chief Compliance Officer
Daniel Mignone	38	Vice President
Merrewilned Mondesir	26	Comptroller

———————

(1)

The address for each of these persons is 1489 Palmetto Park Road, Suite 467, Boca Raton, Florida 33486.

Warren K. Trowbridge, President, CEO and Director

Mr. Trowbridge became the President and Chief Executive Officer of the Company in November 2011. Mr. Trowbridge is an accomplished executive in the healthcare industry with over 30 years of experience. From June 2011 to present he is the owner of Trusted USA Insurance, Inc., a Florida based full line insurance agency. He also acquired R&J Medical Sales, Inc. in April 2010 and in January 2010 he acquired Maxxon Home Health, Inc., two durable medical equipment companies specializing in providing orthotic products to Medicare beneficiaries. Prior to this, Mr. Trowbridge was the Chairman, Chief Executive Officer and President of Support Plus Medical, Inc., from 2002 to 2009, which provides diabetes supplies and respiratory medication to seniors. Prior to Support Plus Medical, Mr. Trowbridge worked with two different private equity funds as a resident Chief Executive Officer for their portfolio companies in regulated healthcare industries. From February 1999 to January 2004 he was President of Liberty Medical Supply, Inc., Polymedica’s home delivery subsidiary and current industry leader in diabetic mail order supplies with nearly 900,000 active patients. Mr. Trowbridge is a Florida licensed insurance agent. He is also a certified pedorthist and holds the designation of CHC, granted by Health Care Compliance Certification Board recognizing him as a certified compliance professional.

Diana Palladino, Secretary and Director

Mrs. Palladino served as the Chairman of the Board and Chief Executive Office of the Company from its inception until November 2011 and currently serves as a member of its Board of Directors. From 2002 to 2909 she was a store manager for Nutrition World, a seven store chain of retail nutrition stores.

Mary Jo Thiboult, Chief Compliance Officer

Ms. Thiboult joined the Company as the Chief Compliance Officer in November 2011. She has over 10 years of experience in operations, call center management and compliance at medical supply companies. From March 1999 to March 2004 Ms. Thiboult served as the Senior Vice President of Compliance and Regulatory Affairs at Liberty Medical Supply, a Polymedica subsidiary. In this role, Ms. Thiboult was responsible for creating and implementing a national class Medicare compliance and privacy program. From January 2007 to March 2008 she was a Chief Compliance Officer and Vice President of Operations at ActivStyle, Inc., a Medicare provider of incontinence products. At ActivStyle her responsibilities included document acquisition, claims management and collections, reorder and customer service and product distribution. From March 2008 to April 2010 she was Senior Vice President of Operations and Chief Compliance Officer of a Medicare Part B provider, Support Plus Medical. Most recently, she is the Executive Vice President and Chief Compliance Officer for R&J Medical Sales, Inc. and Maxxon Home Health Care, Inc., two durable medical equipment companies and Vice President for Trusted USA

Insurance, Inc., a full service Florida insurance agency. She also maintains certification through the HealthCare Certification Board as a certified compliance professional.

Merrewilned Mondesir, Comptroller

Ms. Mondesir became associated with the Company as its comptroller in November 2011. Ms. Mondesir has over five years experience in the public accounting industry. From 2009 to 2011 she was a financial reporting accountant with Universal Property Insurance. From 2006 to 2009, she was a senior auditor with Harvey, Covington and Thomas, a CPA firm. Ms. Mondesir received her B.A. in Accounting from the University of South Florida and her MBA from Nova Southeastern University.

Daniel Mignone, Vice President of SIM

Mr. Mignone has been Vice President at the Company since June 2011 and in that capacity, he oversees the sale of life and health insurance products. From April 2008 to June 2011, he was associated with National Securities as a financial consultant and from October 2006 to April 2008, he was associated with Bertael Fisher as a financial consultant.

Employment Agreements

On November 14, 2011, the Company entered into a three year employment agreement with Warren K. Trowbridge to serve as its Chief Executive Officer. Base compensation is $125,000 per year and he is be entitled to an annual bonus of 1% of the Company’s EBITA. He is also entitled to participate in the Company’s Executive Bonus Plan. Mr. Trowbridge is also entitled to restricted stock grants as follows: (a) on the one year anniversary, five percent of the issued and outstanding shares of the Company’s common stock; and (b) an additional five percent on the second anniversary. In addition, Mr. Trowbridge is granted stock options to acquire one million shares at an exercise price of $0.25 per share and one million shares at an exercise price of $0.35 per share. The sale of the restricted stock and the shares issued upon exercise of the options shall be subject to limitations on resale. Mr. Trowbridge shall also be entitled to participate in the Company’s benefit plans.

On November 14, 2011, the Company entered into a three year employment agreement with Mary Jo Thiboult to serve as Vice President and Chief Compliance Officer of the Company. The Company shall pay Ms. Thiboult a salary at the rate of $38.00 per hour and she is entitled to participate in the Company’s Executive Bonus Plan. Ms. Thiboult is also entitled to restricted stock grants of 50,000 shares on the first anniversary date and 50,000 shares on the second anniversary date. In addition, Ms. Thiboult is also granted stock options to acquire 100,000 shares at $0.25 per share and 100,000 shares at $0.35 per share. The sale of the restricted stock and the shares issued upon exercise of the options shall be subject to limitations on resale. Ms. Thiboult shall also be entitled to participate in the Company’s benefit plans.

On November 14, 2011, the Company entered into a two-year employment agreement with Merrewilned Mondesir to serve as Comptroller of the Company. The Company shall pay Ms. Mondesir a salary of $80,000 per year. Ms. Mondesir shall also be entitled to participate in the Company’s benefit plans.

Board of Directors

Our Board of Directors currently consists of two directors. Our Bylaws provide that our board shall consist of not less than one or more than ten individuals. The terms of directors expire at the next annual shareholders’ meeting unless their terms are staggered as permitted in our Bylaws. Each shareholder is entitled to vote the number of shares owned by him for as many persons as there are directors to be elected. Shareholders do not have a right to cumulate their votes for directors.

Director Compensation

Currently, we do not pay our directors any cash or other compensation for their services as director. In the future, we may consider appropriate forms of compensation.

Committees

To date, we have not established a compensation committee, nominating committee or an audit committee. Our board of directors review the professional services provided by our independent auditors, the independence of our auditors from our management, our annual financial statements and our system of internal accounting controls. None of the members of our board of directors are considered financial experts as defined under Regulation S-K.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on May 3, 2011, through September 30, to our two officers and directors. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

						Long-Term Compensation Payouts
		Annual Compensation				Awards Securities Restricted Shares or Restricted Share/Units (US$)
Names Executive Officer and Principal Position	From Inception through September 30, 2011	Salary (US$)	Bonus (US$)	Other Annual Compensation (US$)(1)	Under Options/ SARs Granted (#)		LTIP Payouts (US$)	Other Annual Compensation (US$)

Dianna Palladino, President	2011	—	—		—	—	—	—

Daniel Mignone	2011	—	—		—	—	—	—

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole officer and director other than as described herein. Our directors do not receive any compensation for serving as a member of our board of directors.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 30, 2011, the total number of shares of common stock owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects their ownership assuming the sale of all of the shares in this offering. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares beneficially owned. Unless otherwise noted below, the address of each shareholder is 1489 Palmetto Park Road, Suite 467, Boca Raton, Florida 33486.

Name and Address Beneficial Owner	Number of Shares Before the Offering	Percentage of Ownership Before the Offering	Number of Shares After Offering Assuming all of the Shares are Sold	Percentage of Ownership After the Offering Assuming all of the Shares are Sold

Warren Keith Trowbridge(1)	—	—	—	—

Mary Jo Thiboult(2)	—	—	—	—

Diana Palladino(3)	7,000,000	23.3%	7,000,000	18.5%

Daniel Mignone	—	—	—	—

Merrewilned Mondesir	—	—	—	—

James Palladino(4)	9,000,000	30%	9,000,000	23.7%

Lauren Ann Palladino, UGMA(5)	5,000,000	16.7%	5,000,000	13.1%

James Palladino, Jr. UGMA(5)	5,000,000	16.7%	5,000,000	13.1%

Peter Palladino (6)	2,000,000	6.6%	2,000,000	5.3%

Alfonso Palladino (6)	2,000,000	6.6%	2,000,000	5.3%

All current officers and directors as a group (5 persons)	7,000,000	23.3%	7,000,000	18.5%

———————

(1)

Does not include restricted stock grants for 2,000,000 shares and stock options to purchase 2,000,000 shares.

(2)

Does not include restricted stock grants for 100,000 shares and stock options to purchase 200,000 shares.

(3)

 Diana Palladino is the wife of James Palladino. Ms. Palladino disclaims any interest in the shares held by Mr. Palladino.

(4)

Mr. Palladino disclaims any interest in the shares owned by Ms. Palladino.

(5)

Lauren Ann Palladino and James Palladino Jr. are the children of Diana Palladino and James Palladino.

(6)

Peter Palladino and Alfonso Palladino are the brother and father of James Palladino. Mr. James Palladino disclaims any interest in the shares held by Messrs. Peter and Alfonso Palladino.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

•

are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•

are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of our shares of common stock, present stockholders will own approximately 80% of our outstanding shares (excluding shares to be issued upon exercise of the Warrants).

Convertible Notes

During the period September through October 2011, the Company accepted an aggregate of $1 million from three investors to subscribe for convertible promissory notes (the “Notes”) under a private placement memorandum. The Notes bear interest at 15% per annum, are convertible at $0.50 per share and are due one year from the date of issuance. The Notes were issued under the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended. The investors were accredited and received information concerning the Company prior to making their investment decision. The certificates representing the Notes contain legends restricting transferability absent registration or applicable exemption. The proceeds were used for working capital purposes.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position and our general economic condition. It is our intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-takeover provisions

There are no Florida anti-takeover provisions that our Board of Directors has adopted which may have the affect of delaying or preventing a change in control.

Stock transfer agent

Our stock transfer agent is Empire Stock Transfer Company, Henderson, NV.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

OTC Bulletin Board Considerations

As discussed elsewhere in this registration statement, the Company’s Units, Common Stock or Warrants are not currently included for quotation on the Over the Counter Bulletin Board (OTCBB), and there is no public trading market. To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our Common Stock. We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this prospectus, no filing has been made.

Holders

As of the date of this prospectus, there were 38,000,000 shares of Common Stock outstanding. As of the date of this prospectus, the approximate number of stockholders of record of the Common Stock of the Company was 10 shareholders.

Certain Transaction

In May 2011 the Company issued an aggregate of 30,000,000 shares of its common stock to James Palladino, the husband of Diana Palladino, as the founder of the Company. The shares were issued at $0.001 per share. The shares were issued pursuant to the exemption from registration provided by Section 4(2) under the Securities Act. The shares contain a legend restricting their transferability absent registration or applicable exemption.

In October 2011, the Company issued 200,000 shares of its common stock to Daniel Mignone in consideration for $0.001 per share.

In October 2011, the Company issued 7,600,000 shares of its common stock to Kenneth Saluk in consideration for consulting services valued at $16,000.

In October 2011, the Company issued 100,000 shares of its common stock to Elena Atlas in consideration for consulting services valued at $850.00.

In October 2011, the Company issued 100,000 shares of its common stock to Jose Torres in consideration for services valued at $1,500.

From inception to September 30, 2011, Mr. James Palladino advanced $264,319 to the Company. From October 1, 2011, through November 30, 2011, additional advances of $65,885 were made to the Company. All advances have been contributed to the capital of the Company.

THE OFFERING

We are offering, on a “best efforts” basis, a maximum of 8,000,000 Units at $0.05 per Unit. Each Unit consists of one share of our common stock and a warrant exercisable to purchase one share of common stock at $0.10 per share. The Units are separable sixty days from the date of this registration statement. The minimum subscription is $10,000 or 200,000 Units.

Common Stock Purchase Warrants

Each Warrant entitles the holder to purchase one share of common stock at an exercise price of $0.10 per share. The Warrants become exercisable six months from the date of this prospectus and will expire at 5:00 p.m., Eastern Standard Time, three years after the date of this prospectus or earlier upon redemption. On the exercise of any Warrant, the Warrant exercise price will be paid directly to us.

The Warrants are being issued pursuant to a Warrant Agreement. The Warrants will not be issued separately from the Common Stock included in the Units until six months from the date of this prospectus.

Exercise and Duration of Warrants

Warrants may be exercised by delivering, not later than 5:00 p.m., Eastern Standard Time, on any business day during the exercise period to the Company the certificate representing the Warrant, along with a completed election to purchase and the payment of the exercise price for each Warrant to be exercised by certified or official bank check or by bank wire transfer in immediately available funds.

We are registering the shares of Common Stock underlying the Warrants that comprise the Units. Although each Warrant offered in this Offering is exercisable to purchase one share of Common Stock, no Warrant will be exercisable unless at the time of the exercise a prospectus relating to Common Stock issuable upon exercise of the Warrants is current and Common Stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. We intend to use our best efforts to maintain a current prospectus relating to the Common Stock issuable upon exercise of the Warrants until the expiration of the Warrants. If we are unable to maintain the effectiveness of such registration statement until the expiration of the Warrants, and therefore are unable to deliver registered shares of Common Stock, the Warrants may become worthless.

Certain Adjustments

The exercise price and number of shares of Common Stock issuable on exercise of the Warrants is subject to adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction. However, the Warrants will not be adjusted for issuances of shares of Common Stock at a price below their respective exercise prices. In the event of a fundamental transaction involving our consolidation or merger with or into another entity where we are not the surviving entity, the sale or all or substantially all of our properties or assets or the reorganization, recapitalization or reclassification of our Common Stock, it is a condition to such fundamental transaction that any successor to us whose common stock is traded on an eligible market assume or remain bound by the Warrants to deliver in exchange for the Warrants a written instrument substantially similar to the Warrants entitling the holder to acquire the successor’ capital stock at an exercise price that reflects the terms of the transaction.

Redemption of Warrants

Once the Warrants become exercisable, we may redeem the Warrants:

•

In whole and not in part;

•

At a price of $0.01 per Warrant;

•

If, and only if, the last sale price of our Common Stock equals of exceeds $____ per share for any 20 trading days within a 30 trading day period ending on the third business day before we send the notice of redemption to the Warrant Holders.

We will not redeem the Warrants unless an effective registration statement covering the Common Stock issuable upon exercise of the Warrants is current and available throughout the 30-day redemption period.

No Rights as Shareholders

Warrant holders do not have the rights or privileges of holders of Common Stock, including voting rights, until they exercise their Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock, upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Amendments

The Warrants provide that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity, to cure, correct or supplement any defective provision, or to add or change any other provisions that do not adversely affect the interest of the Warrant holders. All other changes require the written consent of the holders of a majority of the then outstanding Warrants.

Fractional Shares

No fractional shares will be issued upon exercise of the Warrants. If a holder exercises Warrants and would be entitled to receive a fractional interest of a share, we will round up or down the number of common stock to be issued to the Warrant holder to the nearest whole number of shares.

PLAN OF DISTRIBUTION

We will sell the Units in this offering through our executive officers, who will receive no commission from the sale of any shares. They will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer. The conditions are that:

1.

The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

2.

The person is not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.

The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.

The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (C) does not participate in selling and offering of securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

We will receive all proceeds from the sale of the 8,000,000 Units being offered. The price per Unit is fixed at $0.05 for the duration of this offering. Although our Units, Common Stock and Warrants are not listed on a public exchange or quoted over-the-counter, we intend to seek to have our Units, shares of Common Stock and Warrants quoted on the Over-the-Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our Securities. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved, However, sales by the Company must be made at the fixed price of $0.05.

We will not offer our Securities for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commission from the Company and/or the purchasers of the Securities for whom they may act as agents.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of 60 days, or sooner if the offering is completed or otherwise terminated by us.

We will not accept any subscriptions until this registration statement is declared effective by the SEC.

Procedures for Subscribing

Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must: (1) Execute and deliver a subscription agreement, a copy of which is included with the prospectus; and (2) Deliver a check, wire transfer, bank draft or money order to us for acceptance or rejection. All checks for subscriptions must be made payable to STATEWIDE LIFE & HEALTH, INC.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws, as amended, provide to the fullest extent permitted by Florida law that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

The Florida Business Corporation Act provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the Securities being registered or upon other legal matters in connection with the registration or offering of our Common Stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly our indirectly, in our Company. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

LEGAL MATTERS

The validity of the Units, Common Stock and Warrants offered hereby will be passed upon by Quintairos, Prieto, Wood & Boyer, P.A., Fort Lauderdale, Florida.

EXPERTS

The financial statements of Statewide Life & Health, Inc. at September 30, 2011, and for the fiscal period then ended, appearing as an Exhibit to this registration statement have been audited by L J Sullivan Certified Public Accountant, LLC, an independent registered public accounting firm, on the authority of such firm as experts in accounting and auditing. No opinion is rendered in whole or in part on the prospectus or registration statement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement or the exhibits and schedules that were filed therewith. For further information about us and the common stock offered hereby, we refer you to the registration statement and the exhibits and schedules that were filed thereto. Statements contained in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified by reference to the full text of such contract or other document filed as an exhibit to the registration statement. Following this offering, we will be required to file period reports, proxy statements and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov.

STATEWIDE LIFE AND HEALTH INC, AND ITS WHOLLY-OWNED SUBSIDIARY

(DEVELOPMENTAL STAGE)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Statewide Life and Health, Inc.

(A Development Stage Company)

Boca Raton, FL

I have audited the accompanying consolidated balance sheet of Statewide Life and Health, Inc. (a Development Stage Company) as of September 30, 2011, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. The consolidated financial statements are the responsibility of management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (UNITED STATES). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

I conducted my audit in accordance with the Standards of the Public Company Accounting Oversight Board (UNITED STATES). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Statewide Life and Health, Inc. (A Development State Company), from Inception to September 30, 2011, and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ L J Sullivan Certified Public Accountant, LLC

 L J Sullivan Certified Public Accountant, LLC

Miami, FL 33131

November 30, 2011, except for Note 12, as to which the date is December 8, 2011

STATEWIDE LIFE AND HEALTH INC, AND ITS WHOLLY-OWNED SUBSIDIARY

(DEVELOPMENTAL STAGE)

BALANCE SHEET AS OF SEPTEMBER 30, 2011

AUDITED

	STATEWIDE LIFE AND HEALTH, INC. (CONSOLIDATED)	STATEWIDE LIFE AND HEALTH, INC.	STATEWIDE INSURANCE MARKETING, LLC
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$234,953	$231,593	$3,360
Receivable - other	63,776	-	63,776
Advances due from affiliates	-	235,752	105,613
Prepaid expenses and other assets	130,766	129,494	1,272

TOTAL CURRENT ASSETS	429,495	596,839	174,021

PROPERTY, PLANT AND EQUIPMENT - Less depreciation	40,592	23,217	17,374
OTHER ASSETS:
Intangible assets, Net	34,545	34,545	-
TOTAL OTHER ASSETS	34,545	34,545	17,374
TOTAL ASSETS	$504,632	$654,601	$191,395

LIABILITIES AND STOCKHOLDER'S EQUITY ( DEFICIENCY )
CURRENT LIABILITIES
Notes payable	$690,000	$690,000	$-
Accounts payable	19,638	3,627	16,011
Payroll tax liability	22,560	22,560	-
Accrued income taxes	5,265	-	5,265
Accrued interest payable	7,685	7,685	-
Advances, due to affiliates	-	205,653	135,712
TOTAL CURRENT LIABILITIES	745,148	929,525	156,988

TOTAL LIABILITIES	745,148	929,525	156,988

COMMITMENTS AND CONTINGENCIES	-	-	-

STOCKHOLDER'S EQUITY (DEFICIENCY)
Common stock, par value $.001; 100,000,000 shares authorized, 30,000,000 issued	30,000	30,000	-
Shareholders/Members' Capital Account	234,980		234,980
Additional paid in capital	99,339	99,339
Deficit accumulated during the development stage	(604,835)	(404,263)	(200,573)
Total Stockholder's Equity (Deficiency)	(240,516)	(274,924)	34,407

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIENCY)	$504,632	$654,601	$191,395

The accompanying Notes to Consolidated Financial Statements are an integral part of the financial statements.

STATEWIDE LIFE AND HEALTH INC, AND ITS WHOLLY-OWNED SUBSIDIARY

(A DEVELOPMENTAL STAGE COMPANY)

STATEMENT OF OPERATIONS AUDITED

FOR THE PERIOD OF INCEPTION TO SEPTEMBER 30, 2011

	STATEWIDE LIFE AND HEALTH, INC. (CONSOLIDATED)	STATEWIDE LIFE AND HEALTH, INC.	STATEWIDE INSURANCE MARKETING, LLC

REVENUES	$14,418	$-	$14,418

OPERATING EXPENSES:
Sales & Marketing	23,013	3,846	19,167
Depreciation Expense	2,260	1,080	1,180
General	29,083	9,617	19,466
Administration	554,207	382,035	169,923

Total Operating Expenses	608,563	396,578	209,736

(Loss) from Operations	(591,885)	(396,578)	(195,318)

Other income (expense)
Interest Expense	7,685	7,685
Income Taxes	5,265	-	5,255

Total other income (expense)	12,950	7,685	5,255

Net (Loss)	$(604,835)	$(404,263)	$(200,573)

The accompanying Notes to Consolidated Financial Statements are an integral part of the financial statements.

STATEWIDE LIFE AND HEALTH, INC. AND ITS WHOLLY-OWNED SUBSIDIARY

(A DEVELOPMENTAL STAGE COMPANY)

STATEMENT OF STOCKHOLDERS EQUITY

FOR THE PERIOD OF INCEPTION TO SEPTEMBER 30, 2011

AUDITED

	Common Stock
	Amount	Shares	Par Value	Additional Paid in Capital	Deficit accumulated during the development stage	Dividends	Accumulated Comprehensive Income	Total
Balance at Inception Date	$-	100,000,000	$0.001	-	$-	$-	$-	$-

September 30, 2011 shares issued	30,000	(30,000,000)	0.001					$30,000

Net loss for the period	-	-	-	-	(604,835)	-	-	$(604,835)

Owners Equity	-	-	-	334,319	-	-	-	$334,319

Balance at September 30, 2011	$30,000	70,000,000	$0.001	334,319	$(604,835)	$-	$-	$(240,516)

The accompanying Notes to Consolidated Financial Statements are an integral part of the financial statements.

STATEWIDE LIFE AND HEALTH, INC. AND ITS WHOLLY-OWNED SUBSIDIARY

(A DEVELOPMENTAL STAGE COMPANY)

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM INCEPTION TO SEPTEMBER 30, 2011

(AUDITED)

	STATEWIDE LIFE AND HEALTH, INC. (CONSOLIDATED)	STATEWIDE LIFE AND HEALTH, INC.	STATEWIDE INSURANCE MARKETING LLC
OPERATING ACTIVITIES:
Net (loss)	$(604,835)	$(404,263)	$(200,572)
Adjustments to reconcile net (loss) to net cash provided by operations:
Depreciation and amortization	2,464	1,284	1,180
Expenditures paid by founder - net	-	-	-
	2,464	1,284	1,180
Net Change in Assets and Liabilities:
Receivable - other	(63,776)	-	(63,776)
Prepaid Expenses	(130,766)	(130,766)	(1,272)
Accounts Payable	19,638	3,627	16,011
Advances due to/(from) affiliates	-	191,268	(188,498)
Accrued income taxes	5,265	-	5,265
Interest Payable	7,685	7,685
Payroll tax liability	22,560	22,560	-
Total adjustments	(139,394)	94,374	(232,270)

NET CASH (USED) PROVIDED BY OPERATING ACTIVITIES	(467,905)	(499,921)	30,518
CASH FLOWS USED IN INVESTING ACTIVITIES:
Founder capitalization	(64,359)	(17,329)	(45,712)
Purchases of fixed assets and intangible assets	77,397	58,843	18,554
NET CASH FLOW USED IN INVESTING ACTIVITIES	13,038	41,514	(27,158)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of note payable	690,000	690,000	-
NET CASH FLOW FROM FINANCING ACTIVITIES	690,000	690,000	-

NET INCREASE IN CASH	235,133	231,593	3,360
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	-	-	-
CASH AND CASH EQUIVALENTS, END OF PERIOD	$235,133	$231,593	$3,360

The accompanying Notes to Consolidated Financial Statements are an integral part of the financial statements.

STATEWIDE LIFE AND HEALTH, INC. AND ITS WHOLLY OWNED SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from Inception to September 30, 2011

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Operation and Basis of Presentation -- Statewide Life and Health Inc. and its wholly-owned subsidiary (The “Company”) are corporations established in the State of Florida and operate by marketing for providers that offer health, life, disability, and long-term care insurance policies for customers within the State of Florida. The Company delivers family and business insurance solutions. The wholly-owned Subsidiary (Statewide Insurance Marketing LLC (hereinafter “SIM”), and its related-party Statewide Life and Health Agency, LLC (hereinafter “SLHA”) exchanged membership unit shares which ultimately wound up the business of SLHA by way of a Plan of Merger dated December 8, 2011 (See Footnote 11 for Wholly-Owned Subsidiary Presentations and Footnote 12 for Event (Unaudited) Subsequent to the Date of the Report of the Independent Auditor). The Florida Department of Financial Services Office of Insurance Regulation regulates SIM in Florida. SIM is also subject to regulation in each of the states in which it conducts business. The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

The Company is considered a development stage enterprise as defined in Financial Accounting Standards Board (“FASB”) Statement No. 7, “Accounting and Reporting for Development Stage Companies.” The Company has minimal revenue to date and there is no assurance the Company will achieve a profitable level of operations.

Basis of Accounting – The books and records of the Company are maintained on the accrual basis of accounting which recognizes revenues when earned, regardless of when received and expenses when incurred, regardless of when paid, which is in accordance with generally accepted accounting principles. (See this Footnote 1 below for Revenue Recognition). In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature.

Principles of Consolidation -- The accompanying consolidated financial statements include the accounts of The Company and its wholly -owned subsidiary (SIM). (See Footnote 11 for Wholly Owned Subsidiary Presentations). At the closing of the merger of the related-party entity and SIM, all rights were assigned to SIM and all of the transactions were merged into SIM. All intercompany transactions such as intercompany loans and balances have been eliminated in the consolidated financial statements.

Financial Statement Preparation -- The preparation of the consolidated financial statements is in conformity with accounting principles generally accepted in the United States of America and requires management to make estimates and assumptions that affect the reported amounts and related disclosures. Actual results may differ from those estimates.  (See Footnote 9 for Payroll Tax Liability)

Earnings (loss) per share – Basic loss per common share is computed by dividing the net loss by the weighted average number of shares outstanding during the specified period. Diluted loss per common share is computed by dividing net loss by the weighted average number of common shares and potential common shares during the specified period. The Company has no Earnings (Loss) Per Share or potentially dilutive securities for the specified period.

Evaluation of long-lived Assets – The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable in accordance with guidance in SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” If the carrying value of the long-lived asset exceeds the estimated future undiscounted cash flows to be generated by such asset, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified.

STATEWIDE LIFE AND HEALTH, INC. AND ITS WHOLLY OWNED SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from Inception to September 30, 2011

Income Taxes -- Income taxes are accounted for under the asset and liability method as stipulated by Accounting Standards Codification (“ASC”) 740 formerly Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes.” Deferred tax assets and liabilities are recognized for the future consequences attributable to differences been the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities or a change in tax rate is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced to estimate amounts to be realized by the use of a valuation allowance. A valuation allowance is applied when in management’s view it is more likely than not (50%) that such deferred tax will not be utilized.

At inception, the Company adopted certain provisions under ASC Topic 740, Income Taxes, (“ASC 740”), which provides interpretative guidance for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Effective with the Company’s adoption of these provisions, interest related to the unrecognized tax benefits is recognized in the financial statements as a component of income taxes. The Adoption of ASC 70 did not have an impact on the Company’s financial position and results of operations.

In the unlikely event that an uncertain tax position exists in which the Company could incur income taxes, the Company would evaluate whether there is a probability that the uncertain tax position taken would b sustained upon examination by the taxing authorities. Reserves for uncertain tax positions would be recorded if the Company determined it is probable that a position would not be sustained upon examination or if payment would have to be made to a taxing authority and the amount is reasonably estimated. As of September 30, 2011, the Company does not believe it has any uncertain tax positions that would result in the Company’s having a liability to the taxing authorities; however, Income taxes were estimated for the current period, since minimal revenues have been received and the Company has not yet filed its initial tax return. (See this Footnote 1 for Use of Estimates).

Use of Estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents --The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. The Company’s Cash and Cash equivalents consist of checking accounts and petty cash.

Depreciation – Depreciation of property and equipment is recorded using the straight-line method over the estimated useful lives of the relative assets, which range as follows:

Furniture & Fixtures

5 – 7 years

Office Equipment

5 – 7 years

Computer Software

5 – years

The Company uses other depreciation methods (generally, accelerated depreciation methods) for tax purposes where appropriate.

Revenue Recognition – an Agent records Sales upon successful completion of a written policy for a policyholder. The Company receives a month-end report from insurance companies represented by the Company identifying how many policies have been written for the month. The Company receives via electronic means directly in the Company’s bank account, a percentage specifically for each policy written. Revenue is recognized upon receipt of the funds in the Company’s respective bank account. Collectability is reasonably assured and pricing is fixed and determinable. In addition, the Company receives a revenue stream from its affiliates for services performed for the carriers. Said revenue is recognized when commissions are received, which generally coincides with the time the funds are deposited into the Company’s bank account.

STATEWIDE LIFE AND HEALTH, INC. AND ITS WHOLLY OWNED SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from Inception to September 30, 2011

Fair Value of Financial Instruments – The Company’s financial instruments include cash, other receivables, and accounts payable. Due to the short-term nature of these instruments, the fair value of these instruments approximates their recorded value.

Advertising – Advertising costs, which are included in selling, general and administrative expenses, are expensed as costs are incurred. Advertising expenses from Inception through September 30, 2011 were $7,413.

Subsequent Events – In May 2009, the FASB issued SFAS No. 165, (ASC 855) “Subsequent Events” which offers assistance to the established general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. This guidance requires disclosure of the date through which events subsequent to the Balance Sheet date have been evaluated and whether that date represents the date the financial statements were issued or available to be issued. Subsequent events have been evaluated through the date the financial statements were available to be issued.

New Financial Accounting Standards – The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

NOTE 2 – GOING CONCERN

As shown in the accompanying financial statements, the Company incurred a net loss from Inception through September 30, 2011 of $604,835. (See Footnote 11 for Wholly Owned Subsidiary Presentations). The Company has a working capital deficit at September 30, 2011 of $240,516. There is no guarantee whether the Company will be able to generate enough revenue and/or raise capital to support its operations. This raises substantial doubt about the Company’s ability to continue as a going concern. Management states that they are confident that they can improve operations and raise the appropriate funds to grow their underlying business. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective periods. Depreciation is computed over the estimated useful lives of the related asset (from 5 – 7 years) using the straight-line method for financial statement purposes.

The following is a summary of property and equipment at September 30, 2011: Property and Equipment are depreciated using the straight-line method from 3-7 years for personal tangible assets. Expenditures for maintenance and repairs are charged to expense as incurred. Property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized if the carrying amount of the asset exceeds its fair value. Property and equipment consist of the following:

	Statewide Life and Health Inc.	Statewide Insurance Marketing, LLC

Furniture	$14,545	$6,141
Computers and equipment	9,752	12,414
	24,297	18,555
Accumulated Depreciation	(1,080)	(1,180)
Net book value	$23,217	$17,375

Depreciation expense from Inception through September 30, 2011 was $2,260.00.

STATEWIDE LIFE AND HEALTH, INC. AND ITS WHOLLY OWNED SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from Inception to September 30, 2011

NOTE 4 – COMMITMENTS AND CONTINGENCIES

The Company does not have any office lease terms or leasehold improvements to date as the Company is currently on a month-to-month lease term pending its identification of a long-term lease location. The Company has no other commitments or contingencies.

Rent expense from Inception through September 30, 2011 was $22,097.

NOTE 5 – NOTE PAYABLE

The Company’s debt is solely Notes Payable from three subscribers to the Company’s Private Placement Memorandum. (See Footnote 13 -- Capital Transactions). Note payable consists of three short-term investor notes as follows:

Total Notes Payable

$690,000

The future scheduled payments of notes payable are:

2011	$ -
2012	$870,750

Debt Issuance Costs that are incurred to issue debt are deferred and amortized as interest expense over the term of the related debt.

NOTE 6 – CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company did not have funds in excess of the $250,000 Federal Deposit Insurance Corporation’s (FDIC) insured limits. The Company has funds on deposit with a major bank and does not believe that there is a concentration of risk factor. Management believes that the financial institution that holds the Company’s financial instruments is financially sound and, accordingly, minimal credit risk is believed to exist with respect to these financial instruments. There is no concentration of risk regarding other or accounts receivable, as any single receivable is not material and there is no accounts receivable. (See Footnote 7 – Other Receivable)

NOTE 7 – OTHER RECEIVABLE

The Company now monitors collections and payments from insurance companies represented by the Company. Historically the Company has not maintained a provision for estimated chargebacks based upon historical experience and lack of collection issues identified. The Company has no accounts receivable. On a going forward basis the Company will establish a reserve for chargebacks. Based on the historical collection issues from Inception to September 30, 2011, no allowance was made for doubtful accounts. At the Inception of the Company, activities were identified that occurred under the watch of prior management that resulted in receivables due The Company. Prior management was let go for cause and The Company is taking appropriate action for the return of the funds. The amounts are $57,884 and $5,893, respectively.

STATEWIDE LIFE AND HEALTH, INC. AND ITS WHOLLY OWNED SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from Inception to September 30, 2011

NOTE 8 – GOODWILL AND IDENTIFIED INTANGIBLE ASSETS

Under Statement of Financial Accounting Standards ASC 350 (formerly “SFAS”) No. 142 “Goodwill and other Intangible Assets,” goodwill and other intangible assets with indefinite lives are not amortized but are revised at least annually for impairment. Acquired intangible assets with definite lives are amortized over their useful lives. Based on their impairment tests and the fair value analysis for goodwill and other intangible assets, there were no impairments or impairment indicators present and no impairment loss was recorded during the Inception period through September 30, 2011. The Company attributes Goodwill to the costs purchased for Leads acquired by the Company. The Company maintains the right to resell the leads over their amortized lives. Goodwill consists of lead costs acquired by the Company that were purchased with a threshold of over $5,000. Total lead costs consist of the following:

Statewide Life and Health Inc.

Lead Costs	$34,750
Amortization	(205)
Net book value	$34,545

NOTE 9 – INCOME TAXES

The Company’s revenue received before income taxes for the merged entity into SIM and SIM were $12,703 and $1,715 respectively, as of September 30, 2011. The provision for the current taxes due on the Company and its wholly-owned Subsidiary which would be taxed as a limited liability company where income taxes and loss benefits would be recognized individually by the limited liability member which is the Company, was based on 35% federal income tax rate should the Company show a profit year end is $4,655 and $600 respectively, and the combined tax is $5,255. No tax asset has been reported in the financial statements due to the uncertainty that there is a 50% or greater chance the carry-forwards will expire unused. The Company believes these estimates are reasonable.

NOTE 10 – PAYROLL TAX LIABILITY

From inception, all employees were treated as independent contractors and paid with1099’s. Based on IRS regulation rules, the Company has transferred all prior existing 1099 independent contractors over to employee status and allotted the appropriate estimated liability for prior 1099 independent contractors. Based on total payroll expense of approximately $294,105 that was paid from the Company and the related-party payroll company on behalf of the Company, it was assumed that no employees had gone over their social security limit. Without identifying marital status for each employee, the Company used 20% to estimate the liability. Approximately $98,203, (not including potential non-accessed potential penalties and interest), the Company would be responsible for $22,560.26 as of September 30, 2011.  The Company believes these estimates are reasonable.

STATEWIDE LIFE AND HEALTH, INC. AND ITS WHOLLY OWNED SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from Inception to September 30, 2011

NOTE 11 – WHOLLY – OWNED SUBSIDIARY PRESENTATIONS

The wholly-owned Subsidiary SIM acquired the Membership Units of SLHA pre and post the audited balance sheet date of September 30, 2011, that was memorialized by that certain Plan of Merger dated December 8, 2011, resulting in SIM surviving as the wholly-owned subsidiary of the parent, Statewide Life and Health, Inc. Due to the intercompany transactions between SIM and the acquired related party which are presented consolidated in the audited financial statements, both SIM and the acquired SLHA, balance sheet and statements of operations audited stand-alone presentations before consolidation are as follows:

	STATEWIDE LIFE AND HEALTH AGENCY, LLC	STATEWIDE INSURANCE MARKETING, LLC
CURRENT ASSETS

Cash and Cash Equivalents	$1,827	$1,533
Receivable - other	63,776	-
Advances due from affiliates	91,212	14,401
Prepaid expenses and other assets		1,272

TOTAL CURRENT ASSETS	156,815	17,206

PROPERTY, PLANT AND EQUIPMENT - Less depreciation	17,374	-
OTHER ASSETS:
Intangible assets, Net	-	-
TOTAL OTHER ASSETS	-	-
TOTAL ASSETS	$174,189	$17,206

CURRENT LIABILITIES
Notes payable	$-	$-
Accounts payable	16,011	-
Payroll tax liability	-	-
Accrued income taxes	4,665	600
Accrued interest payable		-
Advances, due to affiliates	125,631	10,081
TOTAL CURRENT LIABILITIES	146,307	10,681

TOTAL LIABILITIES	146,307	10,681

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDER'S EQUITY (DEFICIENCY)
Common stock, par value $.001; 100,000,000 shares authorized, 0 issued, 0 outstanding	-	-
Members' Capital Account	221,780	13,200
Additional paid in capital
Deficit accumulated during the development stage	(193,898)	(6,675)
Total Stockholder's Equity (Deficiency)	27,882	6,525

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIENCY)	$174,189	$17,206

STATEWIDE LIFE AND HEALTH, INC. AND ITS WHOLLY OWNED SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from Inception to September 30, 2011

	STATEWIDE LIFE AND HEALTH AGENCY, LLC	STATEWIDE INSURANCE MARKETING, LLC

REVENUES	$12,703	$1,715

OPERATING EXPENSES:
Sales & Marketing	19,167	-
Depreciation	1,180
General	38,322	7,390
Administration	143,277	400

Total Operating Expenses	201,946	7,790

(Loss) from Operations	(189,243)	(6,075)

Other income (expense)
Interest Expense
Income Taxes	4,655	600

Total other income (expense)	4,655	600

Net (Loss)	$(193,898)	$(6,675)

All intercompany transactions have been eliminated in the Consolidated Audited Financial Statements of the Company and its Wholly-Owned Subsidiary as presented in the Audited Financial Statements accompanying these Notes.

NOTE 12 – EVENT (UNAUDITED) SUBSEQUENT TO THE DATE OF THE REPORT OF THE INDEPENDENT AUDITOR

As identified in that certain Plan of Merger, transfers post the balance sheet date of September 30, 2011 occurred in October and November 2011 that were deemed in the best interests of the Company and filed with the Department of State of the State of Florida in December 2011. Post September 30, 2011, Statewide Health and Life Agency, LLC was formed as an additional newly licensed wholly owned subsidiary.

In addition, post September 30, 2011, The Company issued stock for services to two employees. In addition, the Company issued stock in accordance with a contract with an independent consultant who became an employee of the Company on or about the end of October 2011. The Company intends to value the stock for services at the rate of the employee’s pay and in accordance with the rate of the independent consultant’s contract pay scale. The Company intends to value the founder stock at the rate of the founder’s initial capitalization. Post the audit date of September 30, 2011, the Company had 8,000,000 shares outstanding. The Company has not authorized or issued any Preferred Stock.

The Company intends to file its S-1. As part of The Company’s S-1 Registration Statement, it incorporates Classes of Securities to be Registered. The Company intends to Register 8,000,000 Units, each consisting of one share of Common Stock, $0.001 par value and one warrant, with a maximum proposed aggregate offering price of $400,000.00. The Company’s proposed price per unit is $0.05. The Company proposes to offer these at a The Company intends to register 8,000,000 shares of Common Stock that would be included in the Units referred to above. The Company’s proposed maximum offering price for Common Stock underlying Warrants is $0.10. The Company anticipates that from the Per Unit offering price of $.05 of the maximum $400,000 raised, that the Company’s expenses will be approximately $30,000.00 resulting in proceeds to the Company of $370,000.00 after expenses incurred.

STATEWIDE LIFE AND HEALTH, INC. AND ITS WHOLLY OWNED SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from Inception to September 30, 2011

The Company is addressing issues related to prior management. The Company further changed its management team, which, in addition to its CEO, encompasses an accountant and internal control compliance professional. Members of the management team post September 30, 2011, have terms within their employment contracts that will afford them employment benefit options, not limited to stock options. (See Footnote 13 for Capital Transactions)

NOTE 13 – CAPITAL TRANSACTIONS

As of the audit date of September 30, 2011, the Company issued 30,000,000 Common Stock. (See Footnote 12 for Event (Unaudited) Subsequent to the Date of the Report of the Independent Auditor). The Company had not authorized or issued any Preferred Stock. The total number of shares authorized for issue as of September 30, 2011, was 100,000,000 at $.001 per share. The Private Placement Memorandum identifies that the holders of convertible notes have a right to convert the principle and accrued interest at the maturity date into shares of common stock at a conversion price of $.50 per share. The maturity date is one year from the date of issuance. The Private Placement Memorandum has raised gross proceeds of $1,000,000. If the notes are converted at maturity, the potential effect is an increase of 2,000,000 shares. The Company as of September 30, 2011, has no stock option plans. In the future, any stock option plan will be in accordance with FASB 123R and use a Black-Scholes-Merton or appropriate model. (See Footnote 12 for Event (Unaudited) Subsequent to the Date of the Report of the Independent Auditor) and (See Footnote 5 for Note Payable).

NOTE 14 --- RELATED PARTY TRANSACTIONS – The Company prepaid advertising expenses for services in October to a related party entity. The services were terminated at the end of October and due to the termination of the contract, no viable interest entity relationships between the Company and related party survived.

The founder of the Company invested funds into the Company and the wholly owned subsidiary and related-party affiliates to assist with development costs for the business and for working capital. The founder received equity in the Company for these invested funds. An affiliated-related party entity was created to assist with payroll-related expenses. The payroll company is not an audited affiliate. The payroll company maintained a separate bank account to cover payroll expenses from inception through September 30, 2011. The founder deposited his personal funds into the payroll account to cover the payroll expenses in return for his equity in the Company. At September 30, 2011 all deposits made on behalf of the founder were transferred over to the Company and allocated to the founder’s equity in the Company.

The Company paid for several suites from inception through September 30, 2011 for marketing companies that occupied offices of the Company short-term. The founder’s relative owns and operates an entity that was under contract to provide marketing services for the Company and occupied one of the suites short-term. In addition, due to its short-term contract and other conditions, this related-party did not qualify as a Viable Interest Entity.

NOTE 15 – NEW ACCOUNTING PRONOUNCEMENTS

A.

ACCOUNTING STANDARDS CODIFICATION

THE FINANCIAL ACCOUNTING STANDARDS BOARD (FASB) issued Accounting Standards Codification (ASC) 105-10 in June 2009, to be effective September 15, 2009. This establishes the ASC codification as the single source of authoritative nongovernmental Generally Accepted Accounting Principles (GAAP). All existing accounting standards are superseded as described in FASB Accounting Standards Codification (SFAS) No. 168, aside from those issued by the SEC. All other accounting literature not included in the Codification is non-authoritative. Adoption of this Codification as of September 30, 2009, which is reflected in our disclosures and references to accounting standards, had no change to our financial position or results of operations.

STATEWIDE LIFE AND HEALTH, INC. AND ITS WHOLLY OWNED SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from Inception to September 30, 2011

B.

REVENUE RECOGNITION

THE FINANCIAL ACCOUNTING STANDARD BOARD (FASB) in October 2009 issued Accounting Standards Update (ASU) 2009-13 Revenue Recognition (Topic 605). This update provides guidance for revenue recognition consideration in multiple-deliverable contractual arrangements. The update requires that a vendor determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis. This update will be effective after June 15, 2010, and early adoption is permitted.

The Company has implemented this update effective from its Inception and does not believe that it would have a material impact on the financial statement for the period ending September 30, 2011, and subsequent reporting.

C.

STOCKHOLDER DISTRIBUTION

In January 2010 FASB issued ASU “Equity” (Topic 505), accounting for distributions to shareholders with components of stock and cash. This amendment affects entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders with a potential limitation in the total amount of cash that all shareholders can elect to receive in the aggregate. The Company does believe that implementation of this FASB would have a material effect on the financial statements.

D.

GOODWILL AND IDENTIFIED INTANGIBLE ASSETS

In December 2007, the FASB issued SFAS No. 141®, “Business Combinations,” which replaces SFAS No. 141, “Business Combinations,” which establishes how an acquiring company recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed (including intangibles) and any non-controlling interests in the acquired entity. SFAS No. 141® applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 The Company does not expect that this interpretation will have a material impact on its financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51.” SFAS No. 160 amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and of the deconsolidation of a subsidiary. It also amends certain of ARB 51’s consolidation procedures for consistency with the requirements of SFAS No. 141®. SFAS No. 160 is effective for fiscal years beginning December 15, 2008. The Company does not expect that this interpretation will have a material impact on its financial statements.

In December 2010, the Financial Accounting Standards Board issued new authoritative accounting guidance which provides that entities with reporting units with zero or negative carrying amounts are required to determine an implied fair value of goodwill if management concludes that it is more likely than not that a goodwill impairment exists considering any adverse qualitative factors. For public entities, the new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2010. The Company adopted this guidance effective at its inception, without impact to its financial statements.

In September 2011, the Financial Accounting Standards Board issued new authoritative accounting guidance which will allow entities to first assess qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test. Under these amendments, an entity would not be required to calculate the fair value of a reporting unit unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The new guidance is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011, with early adoption permitted. The Company is currently evaluating the impact of this guidance on its financial reporting process.

STATEWIDE LIFE AND HEALTH, INC. AND ITS WHOLLY OWNED SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from Inception to September 30, 2011

E.

INCOME TAX POSITION

In May 2007, the FASB issued FIN 48-1, Definition of Settlement in FASB Interpretation No. 48 (“the FSP”), which provides guidance for determining whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. Under the FSP, a tax position could be effectively settled on completion of examination by a taxing authority if the entity does not intend to appeal or litigate the result and it is remote that the taxing authority would examine or e-examine the tax position. The Company does not expect that this interpretation will have a material impact on its financial statements.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering all of which are to be paid by the registrant are as follows:

SEC Registration Fee		$137.50
Printing Expenses
Accounting Fees and Expenses		10,000.00
Legal Fees and Expenses
Blue Sky Fees/Expenses		20,000.00
Transfer Agent Fees
TOTAL	$

ITEM 14.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our articles of incorporation, as amended, and bylaws, provide to the fullest extent permitted by Florida law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of these provisions of our articles of incorporation, as amended, and bylaws, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our articles of incorporation, as amended, and bylaws, are necessary to attract and retain qualified persons as directors and officers.

Under the Florida Corporation Law and our articles of incorporation, as amended, and bylaws, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his duty of care. This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

In connection with the foregoing issuances, the Company relied upon the exemption from securities registration afforded by Section 4(a) of the Securities Act of 1933, as amended (the Securities Act) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our Company or executive officers of our Company.

In May 2011 the Company issued an aggregate of 30,000,000 shares of its common stock to James Palladino, the husband of Diana Palladino, as the founder of the Company. The shares were issued at $0.001 per share. The shares were issued pursuant to the exemption from registration provided by Section 4(2) under the Securities Act. The shares contain a legend restricting their transferability absent registration or applicable exemption.

In October 2011, the Company issued 200,000 shares of its common stock to Daniel Mignone in consideration for $0.001 per share.

In October 2011, the Company issued 7,600,000 shares of its common stock to Kenneth Saluk in consideration for consulting services valued at $16,000.

In October 2011, the Company issued 100,000 shares of its common stock to Alena Atlas in consideration for consulting services valued at $850.00.

In October 2011, the Company issued 100,000 shares of its common stock to Jose Torres in consideration for services valued at $1,600.

During the period September through October 2011, the Company accepted an aggregate of $1 million from three investors to subscribe for convertible promissory notes (the “Notes”) under a private placement memorandum. The Notes bear interest at 15% per annum, are convertible at $0.50 per share and are due one year from the date of issuance. The Notes were issued under the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended. The investors were accredited and received information concerning the Company prior to making their investment decision. The certificates representing the Notes contain legends restricting transferability absent registration or applicable exemption. The proceeds were used for working capital purposes.

EXHIBITS

The following Exhibits are filed as part of this Registration Statement:

Exhibit No.	Document Description

3.1(i)	Amended and Restated Articles of Incorporation *
3.2(ii)	Bylaws *
4.1	Specimen Stock Certificate *
5.1	Opinion and Consent of Quintairos, Prieto, Wood and Boyer, P.A.
10.1	Employment Agreement for Warren K. Trowbridge
10.2	Employment Agreement for Mary Jo Thiboult
10.3	Employment Agreement for Merrewilned Mondesir
10.4	Convertible Promissory Note *
10.5	Warrant Agreement
23.1	Consent of LJ Sullivan Certified Public Accountant, LLC
99.1	Subscription Agreement *

———————

* To be filed by Amendment.

UNDERTAKINGS

A.

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

Intentionally omitted.

(5)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Intentionally omitted.

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Prospectus on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, Florida, on the 28th day of December, 2011.

STATEWIDE LIFE & HEALTH, INC.

By:	/s/ W. Keith Trowbridge
W. Keith Trowbridge, CEO, CFO and Member of the Board of Directors

By:	/s/ Diana Palladino
Diana Palladino, Member of the Board of Directors